UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 27, 2015
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2015, the Board of Directors (the “Board”) of A.M. Castle & Co. (the “Company”) announced the following actions to enhance the management structure of the Company:

•
Appointed Mr. Patrick R. Anderson as the Executive Vice President, Chief Financial Officer and Treasurer, effective May 27, 2015. Mr. Anderson has previously served as the Company’s Interim Vice President, Chief Financial Officer and Treasurer, and Vice President, Corporate Controller and Chief Accounting Officer. In recognition of Mr. Anderson’s expanded responsibilities, his annual base salary was increased from $232,400 to $300,000.

•
Appointed Mr. Ronald E. Knopp as the Executive Vice President and Chief Operating Officer, effective May 27, 2015. Mr. Knopp has previously served as the Company’s Vice President, Operations. In recognition of Mr. Knopp’s expanded responsibilities, his annual base salary was increased from $229,992 to $300,000. The Board also approved a one-time cash bonus payment to Mr. Knopp in the amount of $26,926.

The Board is currently evaluating significant changes to the 2015 compensation program for the Company’s executive officers; therefore no adjustments to the aforementioned officers’ 2015 Short-Term Incentive Plan or 2015 Long-Term Compensation Plan were made at this time. These and other management structure actions taken by the Company are detailed in the Company’s May 27, 2015, press release, a copy of which is attached hereto as Exhibit 99.1.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 28, 2015. The final voting results of the Proposals submitted to a vote of the stockholders are set forth below:

Proposal 1: The following Class II director nominees were elected to the Board of Directors to serve a three-year term expiring at the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, and the following newly-appointed Class I director nominees were elected to the Board of Directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. There were no abstentions with respect to this matter. The results of the voting for the election of Class II directors and newly-appointed Class I directors were as follows:

Class II Director Nominees	Votes For	Votes Withheld
Pamela Forbes Lieberman	17,015,389	538,349
Kenneth H. Traub	17,214,052	339,686
Allan J. Young	17,216,381	337,357

Newly-Appointed Class I Director Nominees	Votes For	Votes Withheld
Jonathan B. Mellin	17,189,622	364,116
Steven W. Scheinkman	17,215,442	338,296
Director Broker Non-Vote: 4,040,795

Proposal 2: The Company’s stockholders approved the advisory vote on executive compensation. The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained
17,124,989	346,108	82,641

Proposal 3: The Company’s stockholders approved the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. There were no broker non-votes with respect to this matter. The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained
21,439,227	132,947	22,359

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following document is filed herewith:

Exhibit Number	Description
99.1	Press Release, dated May 27, 2015.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from recently announced corporate initiatives, including facility closures and organizational changes.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
May 28, 2015		Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Press Release, dated May 27, 2015.	EX-1-

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